UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 15, 2020

KinerjaPay Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-55081

Delaware	42-1771817
(State of or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

Jl. Multatuli, No.8A, Clyde Road, Medan Indonesia	20151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

KinerjaPay Corp., a Delaware corporation, (the “Company” or “Registrant”) is filing this Current Report on Form 8-K to report its reliance on the Order of the U.S. Securities and Exchange Commission (the “Commission”) issued on March 4, 2020 (the “Order”) in connection with the Company’s Quarterly Report on Form 10-Q for the period-ended March 31, 2020, pursuant to the Order of the Commission, which was supplemented and updated, as set forth below.

On March 4, 2020, the Commission issued an Order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934 (“Exchange Act”), which was supplemented by Release No. 34-88465 dated March 25, 2020. Pursuant to the Order, as supplemented on March 25, 2020, the Commission stated, in relevant part, as follows: “(a) [If] The registrant . . . is unable to meet a filing deadline due to circumstances related to COVID-19; (b) Any registrant relying on this Order furnishes to the Commission a Form 8-K . . . by the later of March 16 or original filing deadline of the report [March 30, 2020] stating: (1) that it is relying on this Order; (2) [and files] a brief description of the reasons why it could not file such report, schedule or form on a timely basis; (3) [and discloses] the estimated date by which the report, schedule, or form is expected to be filed; 4 (4) if appropriate, a risk factor explaining, if material, the impact of COVID-19 on its business; and [if applicable] (5) if the reason the subject report cannot be filed timely relates to the inability of any person, other than the registrant, to furnish any required opinion, report or certification, the Form 8-K shall have attached as an exhibit a statement signed by such person stating the specific reasons why such person is unable to furnish the required opinion, report or certification on or before the date such report must be filed. (c) The registrant or any person required to make any filings with respect to such a registrant files with the Commission any report, schedule, or form required to be filed no later than 45 days after the original due date; and (d) In any report, schedule or form filed by the applicable deadline pursuant to paragraph (c) above, the registrant must disclose that it is relying on this Order and state the reasons why it could not file such report, schedule or form on a timely basis.”

As disclosed in the Company’s Exchange Act Reports, the Company’s business operations, that of its operating subsidiaries and their operating offices and primary banking relationships, as well as its chief executive officer, chief financial officer and key operating personnel, are all located in Indonesia, including certain persons responsible for assisting the Company in the preparation of its financial statements. As a result of the travel and work restrictions stemming from the COVID-19 pandemic, the Company is unable to obtain the necessary financial records that it needs from its Indonesian-based operations and banking personnel to permit the Company to finish the internal and external review process in order to file a timely and accurate Quarterly Report on Form 10-Q for the period-ended March 31, 2020, by the prescribed date of May 15, 2020, or by the extended date of May 20, 2020, even if the Company files for an extension on Form 12b-25.

In addition, we plan on including in our Quarterly Report on Form 10-Q a separate risk factor under “Management’s Discussion and Analysis” regarding the potential and actual impact on our business and operations, as well as on the overall Indonesian and SE Asian economy, as a result of the growing presence of COVID-19 in Indonesia. The substance of the new risk factor disclosure is still in preparation as we evaluate the various governmental and non-governmental reports and the media in Indonesia prior to filing the Quarterly Report on Form 10-Q.

As a precaution, the Company has directed its key employees and executive officers, including its CEO and CFO, to work from home to the greatest extent possible, implementing self-confinement even if not showing any COVID-19 symptoms.

Accordingly, in reliance upon the Order dated March 4, 2020, Release No. 34-88465, supplemented by Release No. 34-88465 dated March 25, 2020, the Company expects to file its Quarterly Report on Form 10-Q on or before 45 days from the original filing deadline of May 15, 2020, which will include an appropriate Risk Factor disclosure on the potential and actual impact of COVID-19 on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020

KinerjaPay Corp.

/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer